Exhibit 10.2

COMMUNITY TRUST FINANCIAL CORPORATION
2012 STOCK INCENTIVE PLAN
Stock Incentive Agreement
for Restricted Stock Award
This Agreement is made this the ___ day of March, 2015 by and between Community Trust Financial Corporation (the “Company”) and Martin L. Hall (the “Grantee”) pursuant to the Community Trust Financial Corporation 2012 Stock Incentive Plan (the “Plan”).
WITNESSETH:
WHEREAS, Grantee is now employed by the Company as EVP/State President and
WHEREAS, in connection with Grantee’s employment with the Company, Grantee is entitled to an Executive Incentive Bonus for 2014 and, pursuant to the Company’s Executive Incentive Plan, 20% of such bonus is to be paid by issuance of shares of restricted stock in the Company; and
WHEREAS, the Board of Directors desires to fulfill its obligation under the Executive Incentive Plan by an award to the Grantee under the Plan upon the conditions and terms contained within this Stock Incentive Agreement (the “Award Agreement”).
NOW, THEREFORE, the Company hereby grants Grantee the right to earn the following equity grant (the “Award”), and the Company and Grantee agree as follows with respect to such Award:
ARTICLE I
TERMS OF GRANT

1.1 Name of Grantee:	[ ]

1.2 Date of Grant:	[ ]

1.3 Type of Equity Granted:	Restricted Stock Award

1.4 Number of Equity Shares Granted:	[ ]

1.5 Value of Grant at Grant Date:	[ ]

1.6 Vesting Schedule:	[ ]
ARTICLE II
RESTRICTED STOCK
2.1    Grant of Restricted Stock. The Award under this Agreement grants to Grantee the number of shares of Restricted Stock of the Company as provided in Section 1.4 above, subject to the terms and conditions provided herein.
2.2    Issue Price. The Grantee shall not be required to pay any issue price to the Company in exchange for the Restricted Stock granted hereunder.

2.3    Distributions and Voting Rights.
(a) The Grantee shall be entitled to any and all dividends and other distributions with respect to shares of Restricted Stock that become payable during the Restricted Period; provided, however, that no dividends or other distributions shall be payable to or for the benefit of the Grantee for shares of Restricted Stock with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited those shares of Restricted Stock.
(b) The Grantee shall be entitled to vote the shares of Restricted Stock during the Restricted Period to the same extent as would have been applicable to the Grantee if the Grantee was then vested in the shares; provided, however, that, the Grantee shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited those shares of Restricted Stock.
2.4    Deposit of Shares of Restricted Stock. Each Certificate or Statement issued in respect of shares of Restricted Stock granted under this Agreement shall be registered in the name of the Grantee and shall be held by the Company until all restrictions imposed hereunder shall lapse. Grantee shall, simultaneously with the execution of this Agreement, deliver to the Company a stock power endorsed in blank. As and when the Grantee (or the Grantee’s beneficiary in the event of the Grantee’s death, designated as provided in Section 5.8) becomes vested in the shares of Restricted Stock as provided in Section 2.5 and remits payment of, or provides for the withholding of, all taxes the Company is required to withhold as provided in Section 5.9(a) below, the Company shall deliver to the Grantee (or the Grantee’s beneficiary in the event of the Grantee’s death, designated as provided in Section 5.8) a certificate or statement evidencing the outright ownership of such vested shares free of any and all restrictions imposed under this Agreement.
2.5    Vesting. Grantee shall vest in the Restricted Stock on the earliest of (a) the Vesting Date, as defined in Section 1.6, provided the Grantee has not incurred a Termination of Employment prior to that date, (b) the Grantee’s death, (c) the Grantee’s Disability, or (d) Grantee’s Retirement.
2.6    Termination/Forfeiture of Shares. Any Award of Restricted Stock that is not vested at the time of the Grantee’s Termination of Employment for any reason other than death or disability shall be forfeited in its entirety and all rights of the Grantee and obligations of the Company hereunder shall be immediately terminated.
ARTICLE III.
CHANGE IN CONTROL OF THE COMPANY
3.1    Effect of Change in Control.
(a)    If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Restricted Stock Award granted hereunder or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Options, then the Restricted Stock Award shall become immediately and fully vested. In addition, the Board of Directors or its designee may, in its sole discretion, provide for a cash payment to be made to the Grantee for the outstanding Restricted Stock Award upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company’s securities relating to such Restricted Stock.
(b)    If the Company is the surv1vmg corporation following a Change in Control, or the Acquiror assumes the outstanding Restricted Stock Award granted hereunder or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Restricted Stock Awards, then the Restricted Stock Awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan.
3.2     Amendment or Termination. This Article III shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of the Grantee hereunder.

ARTICLE IV.
MISCELLANEOUS PROVISIONS
4.1    Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee or the Board of Directors, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares subject to outstanding Restricted Stock Award. Appropriate adjustments may also be made by the Committee or the Board of Directors, as the case may be, in the terms of any Awards under the Plan, subject to the provisions of the Plan, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee or the Board of Directors pursuant to this Section shall be conclusive and binding for all purposes under the Plan.
4.2    Amendment, Suspension, and Termination of Plan.
(a)    The Board of Directors may suspend or terminate the Plan or any portion thereof at any time, and, subject to limitations contained therein and subject to shareholder approval if required, may amend the Plan from time to time in such respects as the Board of Directors may deem advisable in order that any awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that no such amendment, suspension, or termination shall adversely alter or impair the Restricted Stock Award granted hereunder without the consent of the Grantee.
(b)    The Committee may amend or modify the Restricted Stock Award granted hereunder in any manner to the extent that the Committee would have had the authority under the Plan initially to grant the Restricted Stock Award as so modified or amended; however, no such amendment or modification shall adversely alter or impair the Restricted Stock Award granted hereunder without the consent of the Grantee.
(c)    Notwithstanding the foregoing, the Plan and the Agreement may be amended without any additional consideration to the Grantee to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.
4.3    No Right To Employment/Other Service. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board of Directors or the Committee under the Plan, or the granting of the Restricted Stock Award pursuant to this Agreement shall be deemed (a) to create any obligation on the part of the Company or any Affiliate or on the Board of Directors of the Company or such Affiliate to retain the Grantee as an employee, consultant, director or other service provider or to nominate Grantee for election to the Board of Directors, or (b) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee, consultant, other service provider, or non-employee director for any period of lime or at any particular rate of compensation.
4.4    Plan and Grant Document Control. The grant of the Restricted Stock Award hereunder is governed and controlled by the terms of the Plan and this Award Agreement. All the provisions of the Plan, as such may be amended from time to time, are hereby incorporated into this Agreement by this reference. All capitalized tern1s utilized in this Agreement shall have the same meaning as in the Plan, except as otherwise specifically provided herein.
4.5    Governing Law. All matters relating to the Plan or to awards granted under the Plan pursuant to this Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to the principles of conflict of laws.
4.6    Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Grantee having no greater rights than the Company’s general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.
4.7     No Impact on Benefits. The Restricted Stock Award granted hereunder is not compensation for purposes of calculating the Grantee’s rights under any employee benefit plan of the Company or any Affiliate that does not specifically require the inclusion of Awards in calculating benefits.
4.8    Beneficiary Designation. The Grantee may name a beneficiary or beneficiaries to receive any vested portion of the Award that is unpaid at the Grantee’s death. Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the Grantee, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If the Grantee has not made an effective beneficiary designation, the deceased Grantee’s beneficiary will be the Grantee’s surviving spouse or, if none, the deceased .Grantee’s estate. The identity of a Grantee’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Grantee and will not be inferred from any other evidence.
4.9    Taxes.
(a)    Withholding. The Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes req1Jjred by law. or .regulation to be withheld with respect to any taxable event arising as a result of the Restricted Stock Award granted hereunder, if any. With respect to withholding required upon any taxable event arising as a result of the Restricted Stock Award granted hereunder, the Grantee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock of the Company having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. Alternatively, the Grantee may elect for such taxes to be withheld from other compensation otherwise due to the Grantee from the Company and provided Grantee’s other compensation is sufficient to cover such taxes. All such elections shall be irrevocable, made in writing and signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. All such elections shall be made and filed with the Committee in the manner determined by the Committee on or before the Vesting Date, or such earlier date as shall be determined by the Committee. If an election has not been made by the Grantee, or the amount of the taxes required to be withheld has not been remitted by the Grantee to the Company on or before the Vesting Date, the Company shall withhold shares of Stock of the Company having a Fair Market Value equal to the tax required to be withheld from the Restricted Stock vesting pursuant to this Award on such date.
(b)    Section 83(b) Election. The Grantee may elect to accelerate any Federal tax payment due as a result of receiving an Award of Restricted Stock by making a timely election pursuant to Section 83(b) of the Code, and complying with the procedures outlined therein.
4.10    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
4.11    Severability. In the event any provision of the Plan or this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or this Agreement, and the Plan or this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Incentive Agreement executed to be effective as of the date first noted above.

COMMUNITY TRUST FINANCIAL CORPORATION	GRANTEE:

By:

(Insert Name)	Grantee Name

(Insert Title)	Address

City, State, Zip Code

STOCK POWER
RESTRICTED STOCK AWARD
FOR VALUE RECEIVED, _________________ (Grantee) hereby sells, assigns and transfers unto ________________, ______________ (_____) shares of the Common Stock of Community Trust Financial Corporation standing in his name on the books of said corporation represented by Certificate No. ________________ and does hereby irrevocably constitute and appoint the corporate secretary to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated:
Grantee Signature

Print Name

IN PRESENCE OF:

Witness

COMMUNITY TRUST FINANCIAL CORPORATION
2012 STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
BENEFICIARY DESIGNATION FORM
I hereby designate the following person or persons to receive the shares of stock of Community Trust Financial Corporation (the “Company”) granted to me pursuant to the Restricted Stock Agreement between me and Community Trust Financial Corporation effective the ___ day of ______, 20__ (the “Agreement”) in the event of my death prior to my becoming fully vested in such stock and which becomes fully vested upon my death:
Primary Beneficiary(ies):

Name	Address	SS#	Percentage
%
%
%
Note: If more than one primary beneficiary is designated, payment shall be made equally to each unless otherwise specified. In the event of the death of or disclaimer by one or more (but less than all) of the persons designated as primary beneficiaries, his or her share will be paid pro rata to the remaining primary beneficiary(ies).
Contingent Beneficiary(ies):
In the event all of the persons designated as Primary Beneficiaries shall predecease me or disclain1all or any portion of his or her interest granted herein, I hereby designate the following person(s) as my contingent beneficiary(ies):

Name	Address	SS#	Percentage
%
%
%
I hereby acknowledge that the beneficiary designations herein revoke and supersede any and all beneficiary designations previously made by me with regard to my stock under the Agreement. I reserve the right to revoke and/or change the beneficiary designations made herein at any time prior to my death by filing a new Beneficiary Designation Form with the Company.

PARTICIPANT

DATE

Witness

Received and Acknowledged this the ___ day of _______, 20__

COMMUNITY TRUST FINANCIAL CORPORATION

By:

Title: